EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Intrexon Corporation of our report dated May 10, 2013, except for the reverse stock split described in Note 16 as to which the date is July 26, 2013, relating to the financial statements of Intrexon Corporation, which appears in Amendment No. 1 to the Registration Statement on Form S-1/A of Intrexon Corporation (No. 333-189853).

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

August 13, 2013